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                            CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-91056) pertaining to the Employee Stock Purchase Plans of Granite Broadcasting Corporation of our report dated December 19, 1997 with respect to the financial statements of KOFY-TV (A Division of Pacific FM, Incorporated) for each of the two years in the period ended June 30, 1997, filed with the Securities and Exchange Commission.


New York, New York
August 13, 1998